UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WellCare Health Plans, Inc. (the “Company”) announced that, effective December 15, 2014, Lisa G. Iglesias will no longer serve as the Company’s Senior Vice President, General Counsel and Secretary. She has agreed to stay with the Company until early 2015 to assist with the transition.

Item 8.01     Other Events.

Blair W. Todt, the Company’s Senior Vice President, Chief Strategy and Development Officer, has been promoted to Senior Vice President, Chief Legal and Administrative Officer and Secretary, effective December 15, 2014. In his new role, Mr. Todt will assume the responsibilities of the Company’s General Counsel and Secretary.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Todt’s promotion and Ms. Iglesias’ departure is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
December 16, 2014	/s/ Blair W. Todt Blair W. Todt Senior Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 16, 2014